SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2002

Date of Filing: May 22, 2002

Lynx Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22570 (Commission File No.)	94-3161073 (IRS Employer Identification No.)

25861 Industrial Blvd.
Hayward, California 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 670-9300

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS

Item 5.   Other Events

This Current Report on Form 8-K/A amends the Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 30, 2002.

On April 30, 2002, Lynx Therapeutics, Inc. (the “Company”) completed a $22.6 million private placement of common stock and warrants to purchase common stock (the “financing”). The financing included the sale of 14.6 million newly issued shares of common stock at $1.55 per share and the issuance of warrants to purchase approximately 5.8 million shares of common stock at an exercise price of $1.94 per share. The Company filed with the SEC a resale registration statement (File No. 333-87394) relating to the issued common stock and the common stock issuable upon exercise of the warrants.

On April 29, 2002, the Company issued a warrant to purchase up to an aggregate of 292,000 shares of the Company’s common stock at an exercise price of $1.55 per share to Friedman, Billings, Ramsey & Co., Inc. (“FBR”) as partial consideration, in addition to other customary fees, for services rendered by FBR as sole manager for the financing.

The accompanying balance sheet reflects the Company’s total unaudited cash and cash equivalents, total current assets, total assets, common stock, total stockholders’ equity, and total liabilities and stockholders’ equity as of March 31, 2002 on an actual basis and on a pro forma basis to give effect to the estimated net proceeds to the Company from the financing described above. The Company estimates the net proceeds of the financing to be approximately $21.3 million, assuming offering costs of approximately $1.3 million.

Lynx Therapeutics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2002		December 31,
	Actual	Pro forma	2001*

	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$337	$21,631	$3,199
Short-term investments	1,598	1,598	2,310
Accounts receivable	936	936	1,152
Inventory	1,498	1,498	1,718
Other current assets	537	537	897

Total current assets	4,906	26,200	9,276

Property and equipment:
Leasehold improvements	12,238	12,238	12,225
Laboratory and other equipment	21,104	21,104	20,284

	33,342	33,342	32,509
Less accumulated depreciation and amortization	(15,466)	(15,466)	(14,283)

Net property and equipment	17,876	17,876	18,226

Investment in related party	3,665	3,665	4,452
Other non-current assets	498	498	548

	$26,944	$48,239	$32,502

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$2,840	$2,840	$2,037
Accrued compensation	728	728	694

	March 31, 2002		December 31,
	Actual	Pro forma	2001*

	(Unaudited)	(Unaudited)
Deferred revenues — current portion	5,093	5,093	5,259
Notes payable — current portion	1,541	1,541	1,445
Other accrued liabilities	244	244	329

Total current liabilities	10,446	10,446	9,764

Deferred revenues	14,195	14,195	15,115
Notes payable	1,260	1,260	1,806
Other non-current liabilities	1,120	1,120	1,103

Stockholders’ equity:
Common stock	87,948	109,243	87,951
Notes receivable from stockholders	(250)	(250)	(250)
Deferred compensation	(646)	(646)	(744)
Accumulated other comprehensive income (loss)	13	13	1,139
Accumulated deficit	(87,142)	(87,142)	(83,382)

Total stockholders’ equity	(77)	21,218	4,714

	$26,944	$48,239	$32,502

*	The Balance Sheet amounts at December 31, 2001 have been derived from audited financial statements at that date but do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

Item 7.   Financial Statements and Exhibits

(c)	Exhibits

	10.26+	Form of Securities Purchase Agreement by and among the Company and the investors listed therein.

	10.27+	Form of Registration Rights Agreement by and among the Company and the investors listed therein.

	10.28+	Form of Warrant issued by the Company in favor of each investor and Friedman, Billing, Ramsey & Co., Inc.

	99.1+	Press Release, dated April 30, 2002, entitled “Lynx Completes $22.6 Million Private Equity Financing.”

(+)	Previously filed as an exhibit to the Current Report on Form 8-K filed on April 30, 2002 and incorporated by reference herein.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LYNX THERAPEUTICS, INC.

Dated: May 22, 2002	By:	/s/ Edward C. Albini Edward C. Albini Chief Financial Officer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

10.26+	Form of Securities Purchase Agreement by and among the Company and the investors listed therein.

10.27+	Form of Registration Rights Agreement by and among the Company and the investors listed therein.

10.28+	Form of Warrant issued by the Company in favor of each investor and Friedman, Billing, Ramsey & Co., Inc.

99.1+	Press Release, dated April 30, 2002, entitled “Lynx Completes $22.6 Million Private Equity Financing.”

(+)	Previously filed as an exhibit to the Current Report on Form 8-K filed on April 30, 2002 and incorporated by reference herein.